FIRST SUPPLEMENTAL INDENTURE
This First Supplemental Indenture (this “First Supplemental Indenture”), dated as of October 10, 2017, among TRU Taj LLC (the “Issuer”), TRU Taj Finance, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”) and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Issuers, Toys “R” Us, Inc., a Delaware corporation, and the other guarantors set forth on the signature pages thereto have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 22, 2017, providing for the issuance of an unlimited aggregate principal amount of the Issuers’ 11% Senior Secured ABL DIP Notes (the “Notes”), and the Notes are outstanding on the date hereof;
WHEREAS, but for the execution of this First Supplemental Indenture, the Issuers’ failure to comply with Section 6.01(a)(16)(B)(i) of the Indenture with respect to moving to assume the Intellectual Property Licenses would cause an Event of Default under the Indenture;
WHEREAS, Section 9.02 of the Indenture provides that, subject to the fulfillment of certain prerequisites, with the consent of the Holders of a majority of the principal amount of Notes held by all Holders and upon the request of the Issuers, the Trustee shall join with the Issuers in the execution of an amendment or supplement to the Indenture;
WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuers have requested that the Trustee join with them in the execution of this First Supplemental Indenture to amend the Indenture pursuant to the terms set forth herein;
WHEREAS, the Issuers represent and warrant to the Trustee that they have obtained, as attached as Exhibit A hereto, the consent of the Holders of at least a majority in principal amount of the Notes currently outstanding (the “Consenting Holders”) to the entry by the Issuers and the Trustee into this First Supplemental Indenture;
WHEREAS, Section 9.04 of the Indenture provides that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder; and
WHEREAS, the Issuers represent and warrant to the Trustee that this First Supplemental Indenture has been duly authorized by all necessary limited liability company or corporate action on the part of the Issuers.
NOW, THEREFORE, the Issuers and the Trustee agree as follows:
(1)        Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)        Amendments.
The Indenture is hereby amended by replacing:
(a) the existing Section 6.01(a)(16)(B) with the following:
“(i) the Parent, the Issuer and their respective Restricted Subsidiaries, as applicable, fail to move to assume the Intellectual Property Licenses in their current form by December 15, 2017 or fail to prosecute diligently such motion; or (ii) at or prior to 11:59 p.m. (prevailing Eastern Time) on February 1, 2018, if the Bankruptcy Court fails to enter a final order authorizing the assumption of the Intellectual Property Licenses in their current form; or”;
(b) the reference to the “Requisite Holder Designee” with a reference to the “Requisite Holders” in the definition of “Issuer Tax Amount”;
(c) the existing Section 6.01(a)(16)(A) with the following:
“(i) a plan of reorganization shall be confirmed in any of the Cases filed by any members of the Issuer Group or any order shall be entered approving a sale of all or substantially all of the Issuer Group’s assets under Section 363 of the Bankruptcy Code, that does not provide for payment in full of the Obligations or (ii) any order shall be entered which dismisses any of the Cases filed by a member of the Issuer Group and which order (x) does not provide for payment in full of the Obligations and (y) to the fullest extent permitted by law, does not provide for release and exculpatory provisions relating to the Trustee, the Collateral Trustee and the Requisite Holders that are satisfactory to the Trustee, Collateral Trustee and the Requisite Holders”;
(d) the existing Section 6.01(a)(10)(A) with the following:
“the entry of an order (x) converting any of the Cases to a case under chapter 7 of the Bankruptcy Code or (y) dismissing any of the Cases filed by any of the Obligors;”
(e) the existing Section 6.01(a)(10)(B) with the following:
“a trustee, responsible officer or an examiner having expanded powers under Bankruptcy Code Section 1104 (other than (x) a fee examiner or (y) for purposes of an investigation pursuant to Sections 1106(a)(3) and (4) of the Bankruptcy Code) is appointed or elected in any of the Cases filed by any of the Obligors;”
(f) the existing clause (1) of “Permitted Investments” with the following:
“any Investment (a) by the Parent in any Restricted Subsidiary or by a Restricted Subsidiary (other than the Issuer and its Restricted Subsidiaries) in the Parent or another Restricted

Subsidiary, (b) by the Issuer in any of its Restricted Subsidiaries or by a Restricted Subsidiary of the Issuer  in the Issuer or another Restricted Subsidiary of the Issuer (provided, that no more than an aggregate of $10.0 million of Investments by the Issuer or any Guarantor shall be permitted pursuant to this clause (b) to any Restricted Subsidiary of the Issuer that is not a Guarantor by the Issuer or any Guarantor), (c) as permitted in accordance with Section 4.08(e)(A) (it being understood that, for the avoidance of doubt, any Investments in members of the UK Group must also comply with Section 4.08(a)) and (d) as permitted in accordance with Section 4.08(f) hereof;” and
(g) the existing Section 4.08(f) with the following:
“If permitted by the Requisite Holders in accordance with the provisions of the Escrow Agreement, Issuer may withdraw up to $35.0 million of cash from the Escrow Account for use in connection with the ordinary course working capital needs of the Issuer and its Restricted Subsidiaries during the 2017 holiday season and/or to be lent to the European ABL Obligors pursuant to the Agreed On-Lending Principles prior to such entities having become Guarantors; provided that, if any such withdrawals are made, the Issuer or any of its Restricted Subsidiaries shall deposit an amount of cash equal to the aggregate amount of such withdrawals in the Escrow Account not later than January 31, 2018;”.
(3)         Effectiveness.    This First Supplemental Indenture shall be operative as of the date hereof and effective at 3:00 p.m. (prevailing eastern time) on October 12, 2017.
(4)        Effect of First Supplemental Indenture. The Indenture shall be supplemented in accordance with paragraph (3) hereof, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the terms of this First Supplemental Indenture upon its effectiveness.
(5)         Indenture Remains in Full Force and Effect. Except as amended and supplemented hereby, all provisions in the Indenture shall remain in full force and effect.
(6)         New York Law to Govern. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).
(7)         Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
(8)        Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(9)         Trustee Disclaimer. The Trustee has accepted the amendments to the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers.
(10)     Successors. All agreements of the Issuers in this First Supplemental Indenture shall bind their successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.
(11)     Certain Duties and Responsibilities of the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Notes relating to the conduct of or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.
(12)     Ratification of Indenture. As amended and supplemented hereby, the Indenture is in all respects ratified and reaffirmed by the Issuers.
(13)     Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired hereby.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

TRU TAJ LLC

By:	/s/ Matt Finigan
Name: Matt Finigan
Title: Vice President - Treasurer

TRU TAJ FINANCE, INC.

By:	/s/ Matt Finigan
Name: Matt Finigan
Title: Vice President - Treasurer

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

By:	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Vice President

EXHIBIT A

October 10, 2017

WAIVER AND CONSENT TO SUPPLEMENTAL INDENTURE

WHEREAS, each of TRU Taj LLC (the “Issuer”), TRU Taj Finance, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”), Toys “R” Us, Inc., a Delaware corporation, and the other guarantors set forth on the signature pages thereto have heretofore executed and delivered to Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) and collateral trustee to an indenture (the “Indenture”), dated as of September 22, 2017, providing for the issuance of the Issuers’ 11% Senior Secured ABL DIP Notes (the “Notes”), and the Notes are outstanding on the date hereof;
WHEREAS, but for the Waiver (as defined below) by the Holders undersigned hereto (the “Supporting Holders”, and each a “Supporting Holder”), the Issuers’ failure to comply with (i) Section 6.01(a)(16)(B)(i) of the Indenture with respect to moving to assume the Intellectual Property Licenses (the “Assumption Default”), and (ii) Section 6.01(a)(14) of the Indenture relating to the requirement to provide three days’ notice to receive the Waiver (the “Notice Default”), would, for each of the Assumption Default and the Notice Default, be an Event of Default;
WHEREAS, on and after 3:00 p.m. New York City time on October 12, 2017 (the “Effective Time”), but for the effectiveness of the First Supplemental Indenture, dated as of the date hereof and effective as of the Effective Time, among the Issuers and the Trustee (the “First Supplemental Indenture”) to which this Waiver and Consent to Supplemental Indenture is attached as an exhibit, the Assumption Default would be an Event of Default;
WHEREAS, Section 6.04 of the Indenture provides that the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder;
WHEREAS, Section 9.02 of the Indenture provides that, subject to the fulfillment of certain prerequisites, with the consent of the Holders of a majority of the principal amount of Notes then outstanding voting as a single class, and upon the request of the Issuers, the Trustee shall join with the Issuers in the execution of an amendment or supplement to the Indenture;
WHEREAS, each Supporting Holder, with all Supporting Holders on behalf of all Holders, desires to waive the Assumption Default and the Notice Default from the date hereof until the Effective Time (the “Waiver”) and each Supporting Holder agrees that the Waiver, during such period, precludes the Supporting Holders from accelerating the Notes pursuant to Section 6.02 with respect to the Assumption Default and the Notice Default;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuers have requested that the Trustee join with them in the execution of the First Supplemental Indenture to enact the amendments indicated therein;
WHEREAS, Section 9.04 of the Indenture provides that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder; and
WHEREAS, as of the date first written above, the Supporting Holders hold a principal amount of the Notes indicated next to such Supporting Holder’s signature, and the aggregate principal amount held by the Supporting Holders is at least a majority in principal amount of the Notes currently outstanding; and
WHEREAS, the Supporting Holders desire to consent to the execution of the First Supplemental Indenture as of the date hereof to be effective at the Effective Time and to the enactment and effectiveness of the Waiver as of the date hereof.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Supporting Holder hereto agrees, severally and not jointly, as follows:

1.	Each Supporting Holder warrants that it is the Holder of the principal amount of Notes set below such Supporting Holder’s signature on its respective signature page hereto.

2.	Each Supporting Holder consents to the Trustee joining with the Issuers in the execution of the First Supplemental Indenture as of the date hereof to be effective at the Effective Time.

3.	Each Supporting Holder, with all Supporting Holders on behalf of all Holders, enacts the Waiver as of the date hereof to be effective as of the date hereof.

4.	The Trustee is entitled to rely upon the statements made by the Supporting Holders herein.
[signature pages follow on next page]

IN WITNESS WHEREOF, the undersigned Supporting Holder has caused this Waiver and Consent to be duly executed by its respective authorized officers as of the day and year first above written.
Signature Pages on file with the registrant